Exhibit 10.11

AMENDMENT TO THE

AMENDED AND RESTATED EMULEX CORPORATION

2005 EQUITY INCENTIVE PLAN

April 4, 2018

This Amendment (this “Amendment”) to the Amended and Restated Emulex Corporation 2005 Equity Incentive Plan, as amended (as amended, the “Plan”) is effective as of the date first set forth above, such amendment being approved by the Board of Directors of Broadcom Inc., a Delaware corporation (the “Company”), pursuant to Section 9 of the Plan. The Plan is hereby amended as follows:

1.	All references in the Plan to the “Company” or “Broadcom Limited” or “Broadcom Limited, a limited company incorporated under the Republic of Singapore” shall refer to the Company. The following will replace Section 2.17 of the Plan in its entirety:

“2.17 “Company” means Broadcom Inc., a Delaware corporation.”

2.	All references to “ordinary shares” or other similar terms in the Plan shall refer to shares of the common stock of the Company. The following will replace Section 2.16 of the Plan in its entirety:

“2.16 “Shares” means shares of the common stock of the Company, par value $0.001 per share.”

3.	Except as provided in this Amendment, the Plan shall remain in full force and effect.

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